EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lark Technologies, Inc. 1997 Nonqualified Stock Option Plan for Non-Employee Directors of our report dated March 4, 1997, except for note 7, as to which the date is March 26, 1997, with respect to the financial statements of Lark Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP

Houston, Texas
September 15, 1997

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